UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  1 February 2013

TRENWICK GROUP LTD
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	1-16089 (Commission File Number)	98-0232340 (I.R.S. Employer Identification No.)

c/o Michael Morrison, John Wardrop
Joint Liquidators
Trenwick Group Limited
Crown House, 4 Par-La-Ville Road
Hamilton HM 08, Bermuda (Address of principal executive offices)	Not Applicable (Zip Code)

Registrant's telephone number, including area code: (441) 295-5063

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ]           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Hamilton, Bermuda (1 February 2013): The Joint Liquidators (“JLs”) of Trenwick Group Limited (“the  Company” or “TGL”) are providing  holders of the Company's Common Shares, par value US$0.10 per share (the "Common  Shares") with a status report of the  affairs of the  Company. The Company's previous reports on Form 8-K are available free of charge at the SEC's website www.sec.gov.

1. Company background

In August 2003, insolvency proceedings were initiated in both the United States and Bermuda.  The Supreme Court of Bermuda (the “Bermuda Court”) ordered that Michael Morrison, of KPMG Advisory Limited in Bermuda, and John Wardrop of KPMG LLP in England be appointed Joint Provisional Liquidators to the Company (the “Joint Provisional Liquidators”) and the Company’s subsidiary company, LaSalle Re Holdings Limited (“LSRH”).

Concurrently Trenwick America Corporation (“TAC”), along with the Company and LSRH, filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “U.S. Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “U.S. Bankruptcy Court”), to run in parallel with the provisional liquidation in Bermuda.  In 2003 and 2004, the U.S. Bankruptcy Court approved the sale of certain of the Company’s former UK-based affiliates and the reorganization of TAC, the holding company of TGL’s U.S. insurance entities, pursuant to which these former affiliates were separated from TGL.

As a result, TAC and its successor, Trenwick America LLC1 (“TALLC”), is no longer affiliated with TGL (or any of TGL’s subsidiaries) and TGL has no material economic interest in TALLC or its affiliates except for its holding of certain securities issued by TALLC (see section 2.1 below).
Since there were insufficient assets to support the reorganization of the Company and LSRH, the U.S. Bankruptcy Court dismissed the Company and LSRH’s cases in 2004 in deference to the ongoing Bermudian liquidation proceedings. Following the dismissal of their chapter 11 cases, the JPLs of the Company and LSRH filed petitions under section 304 of the U.S. Bankruptcy Code and applications for certain injunctive relief (the “304 Petitions”) with the U.S. Bankruptcy Court.  The impetus behind the 304 Petitions was to investigate, and, if appropriate, prosecute various claims and causes of action that might exist in favour of the Company and LSRH, and to protect and preserve the Company’s and LSRH’s assets.  The relief sought in the 304 Petitions was granted by court orders of the U.S. Bankruptcy Court dated May 26, 2005.

TGL was subsequently placed into liquidation by the Bermuda Court on November 4, 2005 and Mike Morrison and John Wardrop were appointed as TGL’s permanent Joint Liquidators.

1
On August 15 2005 substantially all of TAC’s assets and liabilities were transferred to TALLC.  As a result of this reorganization TALLC owns, directly or indirectly all of the voting securities of  Trenwick America Reinsurance Company, TARCO’s subsidiaries Trenwick America Service Corporation and the Insurance Company of New York, which is currently in rehabilitation under the supervision of the New York Insurance Department.

2. Closure of the liquidation proceedings

The Company’s few remaining assets have now been collected and its main subsidiary, LSRH is in the process of being dissolved.  The JL’s actions to finalise the Company’s affairs since the issuance of the last report are summarised below.

2.1 Senior and Junior Subordinated notes issued by TALLC

In 2007 TGL acquired an interest in Senior Secured Notes (face value of US$2.25 million) and Junior Subordinated Secured Notes (face value of US$2.75 million) (together the “TALLC Notes”).  Whilst the TALLC Notes have a combined face value of US$5 million, it was always expected that they would only be redeemed or sold at a small fraction of their aggregate face value.
The value of the TALLC Notes was primarily dependent upon the value that could be realised by TALLC from its wholly owned subsidiary, Trenwick America Reinsurance Corporation (“TARCO”).  TARCO is licensed as a reinsurer and incorporated in the State of Connecticut and is currently in run-off and under the supervisory oversight of the Connecticut Insurance Department.

The JLs have explored ways of monetizing their economic interest in the TALLC Notes.  To this end, the JLs held discussions with TALLC to ascertain the progress made on the TARCO run-off and contacted a number of parties regarding the potential acquisition of TGL’s interest in the TALLC Notes.

Based on discussions with TALLC the JLs formed the opinion that it would take number years before they were able to receive a material distribution under the TALLC Notes.  In the meantime the estate would continue to incur administrative costs that would diminish the funds available for distribution to the Company’s creditor.    As such, the JLs undertook a sale process in order to realise the asset.  The TALLC Notes were then transferred to the successful bidder.

The offers received for the TALLC Notes reflected the substantial discount that purchasers required and reflected the significant timing and underwriting risk prevalent in the TALLC Notes.

Whilst the sale price was only a small fraction of the face value of the TALLC Notes, the JLs believe that a sale offered the best value for the Company’s creditors given the annual costs of managing the estate and the significant uncertainty regarding the eventual distribution from TALLC.

3. Prospects for the holders of TGL’s common shares

As previously reported, all of the remaining economic interest in the Company resides with its subsidiary LSRH given the existence of a substantial inter-company debt between TGL and LSRH.

As such, there will be no distribution to the holders of TGL’s common shares given that the asset recoveries that the JLs were able to achieve from the Company’s estate were distributed to LSRH in partial satisfaction of the Company’s liability to LSRH in relation to the inter-company debt.

4. Future reporting

Following the payment of the final distribution to the Company’s only remaining creditor, LSRH, the Company will be dissolved.  This report will therefore be the final report that the Joint Liquidators of TGL submit on the Company’s behalf.

5.  Special Note Regarding "Forward Looking Statements”

This report may contain certain “forward-looking statements” concerning current expectations about the winding-up of the Company, including statements identified by the words "expects," "estimated," "believes" "intend" and similar expressions.  Such statements are subject to conditions, risks and uncertainties that may materially affect the actual results of the winding-up of the Company. These factors are described herein and include contingencies and claims that could affect the Company’s winding-up and dissolution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trenwick Group Limited (in liquidation)

Date: 1 February 2013	By:	/s/ Michael Morrison
Name: Michael Morrison
Title: Joint Liquidator

By:	/s/ John Wardrop
Name: John Wardrop
Title: Joint Liquidator

The Joint Liquidators act without personal liability.